As  filed  with  the  Securities  and  Exchange  Commission on November 12, 2002
                                                               -----------------
                                                     Registration No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          IMPLANT SCIENCES CORPORATION
             (Exact name of registrant as specified in its Charter)

             MASSACHUSETTS                               04-2837126
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                 Identification Number)

                               107 AUDUBON ROAD #5
                               WAKEFIELD, MA 01880
                                 (781) 246-0700
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                 ANTHONY ARMINI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                107 AUDUBON ROAD
                               WAKEFIELD, MA 01880
                                 (781) 246-0700
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:
                             DAVID A. BROADWIN, ESQ.
                                 FOLEY HOAG  LLP
                              155 SEAPORT BOULEVARD
                          BOSTON, MASSACHUSETTS  02210
                 (617) 832-1000 / FACSIMILE NO.:  (617) 832-7000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable from time to time after the Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                               CALCULATION OF REGISTRATION FEE
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  TITLE OF EACH CLASS OF       AMOUNT TO BE         PROPOSED MAXIMUM              PROPOSED MAXIMUM             AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED (1)  OFFERING PRICE PER SHARE(2)   AGGREGATE OFFERING PRICE (2)   REGISTRATION FEE
----------------------------  --------------  ----------------------------  -----------------------------  -----------------
Common stock, $.10 par value         750,000  $                       4.64  $                   3,480,000  $          320.16
----------------------------  --------------  ----------------------------  -----------------------------  -----------------

(1) We are registering a total of 750,000 shares of our common stock consisting of:
     - 695,000 shares of our common stock issuable upon the repayment, conversion or redemption of Series A 7% Convertible Cumulative Preferred Stock sold to Laurus Master Fund, Ltd. in a private placement transaction completed on October 7, 2002.
     - 55,000 shares of our common stock issuable upon exercise of a common stock purchase warrant having an exercise price of $6.23 per share issued to Laurus Master Fund, Ltd.
(2) Estimated solely for the purposes of determining the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, as amended, the above calculation is based on the approximate average of the high and low prices reported on the American Stock Exchange on November 7, 2002.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


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                                  PROSPECTUS

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                          IMPLANT SCIENCES CORPORATION

                                     750,000

                             SHARES OF COMMON STOCK

     The selling stockholders are offering up to 750,000 shares of our common stock consisting of:

     - 695,000 shares of our common stock issuable upon the repayment, conversion or redemption of Series A 7% convertible cumulative preferred stock sold to Laurus Master Fund, Ltd. in a private placement transaction completed on October 7, 2002.

     - 55,000 shares of our common stock issuable upon exercise of a common stock purchase warrant having an exercise price of $6.23 per share issued to Laurus Master Fund, Ltd.

     We are obligated to repay $166,666.66 (6.66% of the purchase price of the Series A 7% cumulative convertible preferred stock) together with dividends that accrued on that portion of the Series A 7% cumulative convertible preferred stock on the first business day of each calendar month commencing February 1, 2003. We may pay this amount in cash or in shares of our common stock, or a combination of both. If we pay in shares of our common stock, our common stock will be valued at $5.19 per share. However, if the closing price of our common stock for any of the 11 trading days preceding the repayment date is less than $5.70, our common stock will be valued at the greater of 83% of the average of the three lowest closing prices during the 30 trading days preceding the date of repayment or $2.02. The Series A 7% cumulative convertible preferred stock is convertible at any time by Laurus Master Fund, Ltd. at $5.19 per share.

     If Laurus Master Fund, Ltd. exercises its warrant in its entirety, we will receive proceeds of $342,650.

     The selling stockholders may sell these shares from time to time in the American Stock Exchange. The price at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, and from time to time by the selling stockholders. See "Plan of Distribution" on page 11.

     Our common stock is currently quoted on the American Stock Exchange, under the symbol "IMX" and our common stock purchase warrants are traded under the symbol "IMX.WS". On November 7, 2002, the last reported sale price of our common stock was $4.69 per share. On November 7, 2002, the last reported sale price of our redeemable common stock purchase warrants was $0.60 per warrant.

     The mailing address, the telephone and facsimile numbers of our executive offices is:

               107  Audubon  Road
               Wakefield,  MA  01880
               Telephone  No.:  (781)  246-0700
               Facsimile  No.:  (781)  246-3561


     INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 1.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS REGISTRATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is November 12, 2002.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT, INCORPORATED BY REFERENCE HEREIN OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT IS ACCURATE ONLY AS OF THE DATE OF THIS DOCUMENT, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.

                                TABLE OF CONTENTS
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                                                                             Page
                                                                             ----
THE OFFERING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
FORWARD-LOOKING INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .   8
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
SELLING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . .  12
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . .  15
DISCLOSURE OF SEC POSITION  ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES  16
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                  THE OFFERING

     The registration statement relates to the resale of shares of our common stock issued and issuable to Laurus Master Fund, Ltd. Specifically, the shares of our common stock included in this offering consist of:

     - 695,000 shares of our common stock issuable upon the repayment, conversion or redemption of Series A 7% convertible cumulative preferred stock sold to Laurus Master Fund, Ltd. in a private placement transaction completed on October 7, 2002.

     - 55,000 shares of our common stock issuable upon exercise of a common stock purchase warrant having an exercise price of $6.23 per share issued to Laurus Master Fund, Ltd.

     We are obligated to repay $166,666.66 (6.66% of the purchase price of the Series A 7% cumulative convertible preferred stock) together with dividends that accrued on that portion of the Series A 7% cumulative convertible preferred stock on the first business day of each calendar month commencing February 1, 2003. We may pay this amount in cash or in shares of our common stock, or a combination of both. If we pay in shares of our common stock, our common stock will be valued at $5.19 per share. However, if the closing price of our common stock for any of the 11 trading days preceding the repayment date is less than $5.70, our common stock will be valued at the greater of 83% of the average of the three lowest closing prices during the 30 trading days preceding the date of repayment or $2.02. The Series A 7% cumulative convertible preferred stock is convertible at any time by Laurus Master Fund, Ltd. at $5.19 per share.

                                  RISK FACTORS

     An investment in us involves a high degree of risk and common stock should not be purchased by anyone who cannot afford the loss of their entire investment. You should carefully consider all of the following risk factors discussed below as well as other information in the prospectus before purchasing the common stock. The risks described below are not all of the risks facing us. Additional risks, including those that are currently not known to us or that we currently deem immaterial, may also impair our business operations.

WE DO NOT OPERATE AT A PROFIT AND DO NOT EXPECT TO BE PROFITABLE FOR SOME TIME.

     During the twelve months ended June 30, 2002, we had a net loss of approximately $2,194,000. We plan to further increase our expenditures to complete development and commercialization of our new products, to increase our manufacturing capacity and equipment, to ensure compliance with the Food and Drug Administration's Quality System Regulations and broaden our sales and marketing capabilities. As a result, we believe that we will likely incur losses over the next several quarters. The accumulated deficit as of June 30, 2002 approximated $9,328,000.

     During fiscal 2001 and 2002, we incurred significant operating losses and utilized significant amounts of cash to fund operations. We have reached a critical stage in our growth where we have transitioned from a research and development company to a commercial company with complete sales, marketing and production capabilities. We received Food and Drug Administration 510(k) clearance to market our I-PlantTM Iodine-125 radioactive seed for the treatment of prostate cancer. On February 2, 2000, we signed a distribution agreement with MED-TEC Iowa, Inc. ("MED-TEC") for the exclusive United States distribution of our I-Plant(TM) Iodine-125 seed. During this time, we increased our overall operating expenses and overhead to be positioned to further increase our sales and production capabilities.

     As a result of implementing the above actions, management believes that our existing cash resources and cash from operations will meet working capital and research and development requirements over the next twelve months and improve operating results. However, unanticipated decreases in operating revenues, delays in government funding of grants, increases in expenses or further delays in product development may adversely impact our cash position and require further cost reductions. No assurance can be given that we will be able to operate profitably on a consistent basis.

INTENSE COMPETITION AND RAPID TECHNOLOGICAL CHANGE COULD HARM OUR FINANCIAL PERFORMANCE.

     The medical device industry is characterized by rapidly evolving technology and intense competition. Among the most closely competing products in intracoronary radiation therapy are radioactive tipped guidewires and radioactive fluid-filled balloons. Many of our competitors have substantially greater capital resources, greater research and development, manufacturing and marketing resources and experience and greater name recognition than we do. There can be no assurance that our competitors will not succeed in developing or marketing technologies and products that are more effective than our products or that would render our products obsolete or noncompetitive. Moreover, there can be no assurance that we will be able to price our products at or below the prices of competing products and technologies in order to facilitate market acceptance. In addition, new procedures and medications could be developed that replace or reduce the importance of procedures that use our products. Accordingly, our success will depend, in part, on our ability to respond quickly to medical and technological changes through the development and introduction of new products and enhancements. Product development involves a high degree of risk, and there can be no assurance that our new product development efforts will result in any commercially successful products. Our failure to compete or respond to technological change in an effective manner would have a material adverse effect on our business.

OUR MEDICAL PRODUCTS AND TECHNOLOGIES MAY NOT BE ACCEPTED BY THE MEDICAL COMMUNITY WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

     There can be no assurance that our radioactive prostate seeds, coronary stents, orthopedic ceramic coatings, or radiopaque coatings will achieve acceptance, or continue to receive acceptance, by the medical community and market acceptance generally. The degree of market acceptance for our products and services will also depend upon a number of factors, including the receipt and timing of regulatory approvals and the establishment and demonstration in the medical community and among health care payers of the clinical safety, efficacy and cost effectiveness of our products. Certain of the medical indications that can be treated by our devices or devices treated using our coatings can also be treated by other medical procedures. Decisions to purchase our products will primarily be influenced by members of the medical community, who will have the choice of recommending medical treatments, such as radiotherapeutic seeds, or the more traditional alternatives, such as surgery and external beam radiation therapy. Many alternative treatments currently are widely accepted in the medical community and have a long history of use. There can be no assurance that our devices or technologies will be able to replace such established treatments or that physicians, health care payers, patients or the medical community in general will accept and utilize our devices or any other medical products that may be developed or treated by us even if regulatory and reimbursement approvals are obtained. Long-term market acceptance of our products and services will depend, in part, on the capabilities, operating features and price of our products and technologies as compared to those of other available products and services. Failure of our products and technologies to gain market acceptance would have a material adverse effect on our business.

OUR PROPOSED EXPLOSIVES DETECTION PRODUCTS AND TECHNOLOGIES MAY NOT BE ACCEPTED BY THE GOVERNMENT AGENCIES, AIRPORTS OR AIRLINES WHICH COULD HARM OUR FUTURE FINANCIAL PERFORMANCE.

     There can be no assurance that our proposed explosives detection systems will achieve acceptance by the domestic and international airports, government agencies and airlines, and market acceptance generally. The degree of market acceptance for our proposed explosives detection products and services will also depend upon a number of factors, including the receipt and timing of regulatory approvals and the establishment and demonstration of the ability of our proposed device to detect trace explosives residues on personnel, baggage and other cargo prior to embarking on aircraft. Our failure to commercially develop our product to compete successfully with respect to throughput, the ability to scan personnel, baggage and other cargo carried onto airlines, and portability could delay, limit or prevent market acceptance. Moreover, the market for explosives detection systems technology, especially trace detection technology, is largely undeveloped, and we believe that the overall demand for explosives detection systems technology will depend significantly upon public perception of the risk of terrorist attacks. There can be no assurance that the public will perceive the threat of terrorist bombings to be substantial or that the airline industry and governmental agencies will actively pursue explosives detection systems technology. Long-term market acceptance of our products and services will depend, in part, on the capabilities, operating features and price of our products and technologies as compared to those of other available products and services. As a result, there can be no assurance, if the currently developed prototype product is brought to a commercial product, that we will be able to achieve market penetration, revenue growth or profitability.

THERE IS A RISK THAT WE WILL REDEEM THE REDEEMABLE WARRANTS.

     The average closing bid price for our stock for the 20 consecutive trading days from November 12, 2001 through December 10, 2001 was over $10.50 for a period of more than 20 consecutive trading days. As a result, we may, if we so choose, redeem the redeemable warrants for a price of $.20 per warrant. If we decide to do this, the redeemable warrants called for redemption would be exercisable only until the close of business on the date set for redemption. If any redeemable warrant called for redemption is not exercised prior to that date, it will cease to be exercisable and you will be entitled only to the redemption price of $.20 per redeemable warrant.

OUR FUTURE PROFITABILITY DEPENDS ON OUR ABILITY TO COMPLETE DEVELOPMENT OF OUR PRODUCTS.

     We currently market radioactive prostate seeds. We also provide ion implantation services for ion implantation of semiconductors and medical devices. We plan to market radioactive tipped guidewires, drug-eluting coronary stents, radiopaque coatings, and explosive detection systems that may require substantial further investment in research, product development, preclinical and clinical testing and governmental regulatory approvals prior to being marketed and sold. Our ability to increase revenues and achieve profitability and positive cash flow will depend, in part, on our ability to complete such product development efforts, obtain such regulatory approvals, and establish manufacturing and marketing programs and gain market acceptance for such proposed products. In particular, our drug-eluting coronary stents are in an early stage of development. There can be no assurance that the clinical trials will ever be undertaken or, if undertaken, will conclude that the drug-eluting coronary stents have a sufficient degree of safety and efficacy. In addition, there can be no assurance that the drug-eluting coronary stents will reduce the frequency of restenosis outside of test conditions.

     The market for explosive detection systems is intensely competitive and is characterized by continuously developing technology and frequent introductions of new products and features. We expect competition to increase as other companies introduce additional and more competitive products in the explosive detection systems market as we develop the capabilities and enhancements of our trace detection systems. Each of our competitors may have substantially greater financial resources than us. There can be no assurance that we will be able convert our current prototype explosives detection system to a commercial product to compete successfully with our competitors or with new entrants to the explosive detection systems market.

     We believe that our ability to compete in the explosive detection systems market is based upon such factors as: product performance, functionality, quality and features; quality of customer support services, documentation and training; and the capability of the technology to appeal to broader applications beyond the inspection of passengers, baggage, and cargo carried on airlines. Although we believe that our currently developed prototype product has all of the capabilities to meet the United States Government's decree that all passengers, baggage, and cargo carried on airlines must be screened thoroughly, certain of our competitors may have an advantage over our existing technology with respect to these factors. There can be no assurance that we will be successful in convincing potential customers that our prototype product will be developed into a commercial product, and that if developed into a commercial product, will be superior to other systems given all of the necessary performance criteria, that new systems with comparable or greater performance, lower price and faster or equivalent throughput will not be introduced, or that, if such products are introduced, customers will not delay or cancel potential orders for us yet to be commercialized system. Further, there can be no assurance that we will be able to bring to commercialization and further enhance our prototype product to better compete on the basis of cost, throughput, accommodation of detection of passengers, baggage or other cargo carried onto airlines, or that we will otherwise be able to compete successfully with existing or new competitors.

     Our product development efforts are subject to the risks inherent in the development of such products. These risks include the possibility that our products will be found to be ineffective or unsafe, or will otherwise fail to receive necessary regulatory approvals; that the products will be difficult to manufacture on a large scale or be uneconomical to market; that the proprietary rights of third parties will interfere with our product development; or that third parties will market superior or equivalent products which achieve greater market acceptance. Furthermore, there can be no assurance that we will be able to conduct our product development efforts within the time frames currently anticipated or that such efforts will be completed successfully.

WE OWN PATENTS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY AND KNOW-HOW THAT WE BELIEVE ALLOWS US TO COMPETE EFFECTIVELY. LIMITATIONS ON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY OR CONTINUE TO USE OUR INTELLECTUAL PROPERTY COULD HARM OUR FINANCIAL PERFORMANCE.

     Our ability to compete effectively will depend, to a significant extent, on our ability to operate without infringing the intellectual property rights of others. Many participants in the medical device area aggressively seek patent protection and have increasing numbers of patents, and have frequently demonstrated a readiness to commence litigation based on patent infringement. Third parties may assert exclusive patent rights to technologies that are important to us.

     We are aware of a United States patent of a third party having broad claims covering radioactive stents and methods of using radioactive stents for the treatment of restenosis. We have not sought a formal opinion of counsel regarding the validity of this patent or whether our processes may infringe this patent. At this time we have no plans to implant radioactivity onto coronary stents manufactured by the patent holder, its licensees or others.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO OBTAIN NEW PATENTS AND OPERATE WITHOUT INFRINGING ON THE PROPRIETARY RIGHTS OF OTHERS.

     Although we have twenty United States patents issued and ten United States and two international patent applications pending for our technology and processes, our success will depend, in part, on our ability to obtain the patents applied for and maintain trade secret protection for our technology and operate without infringing on the proprietary rights of third parties. The validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. No assurance can be given that any pending patent applications or any future patent application will issue as patents, that the scope of any patent protection obtained will be sufficient to exclude competitors or provide competitive advantages to us, that any of our patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by us.

     Furthermore, there can be no assurance that others have not or will not develop similar products, duplicate any of our products or design around any patents issued or that may be issued in the future to us. In addition, whether or not patents are issued to us, others may hold or receive patents which contain claims having a scope that covers products or processes developed by us.

     Moreover, there can be no assurances that patents issued to us will not be challenged, invalidated or circumvented or that the rights thereunder will provide any competitive advantage. We could incur substantial costs in defending any patent infringement suits or in asserting any patent rights, including those granted to third parties. Patents and patent applications in the United States may be subject to interference proceedings brought by the United States Patent & Trademark Office, or to opposition proceedings initiated in a foreign patent office by third parties. We may incur significant costs defending such proceedings. In addition, we may be required to obtain licenses to patents or proprietary rights from third parties. There can be no assurance that such licenses will be available on acceptable terms if at all. If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed.

     We also rely on unpatented proprietary technology, trade secrets and know-how and no assurance can be given that others will not independently develop substantially equivalent proprietary information, techniques or processes, that such technology or know-how will not be disclosed or that we can meaningfully protect our rights to such unpatented proprietary technology, trade secrets, or know-how. Although we have entered into non-disclosure agreements with our employees and consultants, there can be no assurance that such non-disclosure agreements will provide adequate protection for our trade secrets or other proprietary know-how.

IF WE ARE NOT SUCCESSFUL IN MANAGING OUR FUTURE GROWTH, OUR BUSINESS WILL
SUFFER.

     We have limited experience in the commercial production of radioactive prostate seeds and radioactive tipped guidewires, the commercial implantation of drugs onto coronary stents, or the commercial production of explosives detection systems. Our future success will depend upon, among other factors, our ability to recruit, hire, train and retain highly educated, skilled and experienced management and technical personnel, to generate capital from operations, to scale-up our manufacturing process and expand our facilities and to manage the effects of growth on all aspects of our business, including research, development, manufacturing, distribution, sales and marketing, administration and finance. Our failure to identify and exploit new product and service opportunities, attract or retain necessary personnel, generate adequate revenues or conduct our expansion or manage growth effectively could have a material adverse effect on our business.

WE ARE DEPENDENT ON A SMALL NUMBER OF CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR SALES. THE LOSS OF BUSINESS FROM THESE CUSTOMERS WOULD HARM OUR FINANCIAL PERFORMANCE.

     Approximately 26% of our sales in the twelve months ended June 30, 2002 and 34% for the comparable prior year period were made to two customers, Howmedica/Osteonics Division of Stryker Corporation and Biomet, Incorporated. These sales were of nitrogen ion implantation that enhance orthopedic joint implants. Approximately 43% of our sales in the twelve months ended June 30, 2002 and 16% of our sales in the comparable prior year period were made to one customer, MED-TEC, for sales of radioactive prostate seeds. We have no purchase commitments from these or other customers. Our relationship with these customers is not significantly close to permit us to understand or predict their purchasing patterns. There can be no assurance that these customers will continue to purchase our products and services at the same levels as in previous years or that such relationships will continue in the future. The loss of a significant amount of business from any of these customers would have a material adverse effect on the sales and operating results.

OUR MEDICAL DEVICE PRODUCTS AND SERVICES ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION. IF WE FAIL TO OBTAIN OR ARE DELAYED IN OBTAINING THE APPROVAL OF THE NECESSARY FEDERAL AND STATE GOVERNMENT AGENCIES, OUR BUSINESS COULD BE MATERIALLY AFFECTED.

     The manufacture and sale of our medical device products and services are subject to extensive regulation principally by the Food and Drug Administration in the United States and corresponding foreign regulatory agencies in each country in which we sell our products. These regulations affect product approvals, product standards, packaging requirements, design requirements, manufacturing and quality assurance, labeling, import restrictions, tariffs and other tax requirements. Securing Food and Drug Administration authorizations and approvals requires submission of extensive clinical data and supporting information. In most instances, the manufacturers or licensees of medical devices that are treated by us will be responsible for securing regulatory approval for medical devices incorporating our technology. However, we plan on preparing and maintaining Device Master Files which may be accessed by the Food and Drug Administration. We expect to incur substantial product development, clinical research and other expenses in connection with obtaining final regulatory clearance or approval for and commercialization of our products.

     There can be no assurance that our medical device manufacturers or licensees will be able to obtain regulatory clearance or approval for devices incorporating our technology on a timely basis, or at all. Regulatory clearance or approvals, if granted, may include significant limitations of the indicated uses for which the product may be marketed. In addition, product clearance or approval could be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing. Changes in existing regulations or adoption of new governmental regulations or policies could prevent or delay regulatory approval of products incorporating our technology or subject us to additional regulation.

     In addition to Food and Drug Administration regulation, certain of our activities are regulated by, and require approvals from, other federal and state agencies. The use, management, transportation, and disposal of certain materials and wastes are subject to regulation by several federal and state agencies depending on the nature of the materials or waste material. Certain toxic chemicals and products containing toxic chemicals may require special reporting to the United States Environmental Protection Agency and/or its state counterparts. Our future operations may require additional approvals from federal and/or state environmental agencies. There can be no assurance that we will be able to obtain necessary government approvals, or that we will be able to operate with the conditions that may be attached to future regulatory approvals. Moreover, there can be no assurance that we will be able to maintain previously-obtained approvals. While it is our policy to comply with applicable regulations, failure to comply with existing or future regulatory requirements and failure to obtain or maintain necessary approvals could have a material adverse effect on our business, financial condition, and results of operations.

     Failure or delay of our medical device manufacturers in obtaining Food and Drug Administration and other necessary regulatory clearance or approval, the loss of previously obtained clearance or approvals, as well as failure to comply with other existing or future regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

     Because certain of our products utilize radiation sources, their manufacture, distribution, transportation, import/export, use and disposal will also be subject to federal, state and/or local laws and regulations relating to the use, handling, procurement and storage of radioactive materials. We must also comply with United States Department of Transportation regulations on the labeling and packaging requirements for shipment of radiation sources to hospitals or other users of our products. We expect that there will be comparable regulatory requirements and/or approvals in markets outside the United States. If any of the foregoing approvals are significantly delayed or not obtained, our business could be materially adversely affected.

OUR RESEARCH AND MANUFACTURING ACTIVITIES INVOLVE THE USE OF HAZARDOUS MATERIALS. ANY LIABILITY RESULTING FROM THE MISUSE OF SUCH HAZARDOUS MATERIALS COULD ADVERSELY AFFECT OUR BUSINESS.

     Our research and manufacturing activities sometimes involve the use of various hazardous materials. Although we believe that our safety procedures for handling, manufacturing, distributing, transporting and disposing of such materials comply with the standards for protection of human health, safety, and the environment, prescribed by local, state, federal and international regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. Nor can we eliminate the risk that one or more of our hazardous material or hazardous waste handlers may cause contamination for which, under laws imposing strict liability, we could be held liable. While we currently maintain insurance in amounts which we believe are appropriate in light of the risk of accident, we could be held liable for any damages that might result from any such event. Any such liability could exceed our insurance and available resources and could have a material adverse effect on our business.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT STRATEGIC PARTNERS.

     We intend to continue pursuing a strategy of researching, developing and commercializing new products using the financial and technical support of corporate partners. Our success will depend, in part, on our ability to attract additional partners. There can be no assurance that we can successfully enter into additional strategic alliances or that such alliances will result in increased commercialization of our products.

WE DEPEND ON THIRD PARTY REIMBURSEMENT TO OUR CUSTOMERS FOR MARKET ACCEPTANCE OF OUR MEDICAL PRODUCTS. IF THIRD PARTY PAYORS FAIL TO PROVIDE APPROPRIATE LEVELS OF REIMBURSEMENT FOR OUR PRODUCTS, OUR PROFITABILITY WOULD BE ADVERSELY AFFECTED.

     Medicare, Medicaid and other government insurance programs, as well as private insurance reimbursement programs greatly affect suppliers of health care products. Several of the products being developed, produced or processed by us, including our orthopedic implants, prostate seeds, drug-eluting stents, and interventional cardiology instruments and devices, are currently being reimbursed by third party payers. Our customers rely on third-party reimbursements to cover all or part of the costs of most of the procedures in which our products are used. Third party payers (including health maintenance organizations) may affect the pricing or relative attractiveness of our products by regulating the maximum amount of reimbursement provided by such payers to the physicians, hospitals and clinics using our devices, or by taking the position that such reimbursement is not available at all. The amounts of reimbursement by third party payers in those states that do provide reimbursement varies considerably. Major third party payers reimburse inpatient medical treatment, including all or most operating costs and all or most furnished items or services, including devices such as ours, at a prospectively fixed rate based on the diagnostic-related group that covers such treatment as established by the federal Health Care Financing Administration. For interventional cardiology procedures, the fixed rate of reimbursement is based on the procedure or procedures performed and is unrelated to the specific devices used in such procedure. Therefore, the amount of profit realized by suppliers of health care services in connection with the procedure may be reduced by the use of our devices if they prove to be costlier than competing products. If a procedure is not covered by a diagnostic-related group, certain third party payers may deny reimbursement.

     Alternatively, a diagnostic-related group may be assigned that does not reflect the costs associated with the use of our devices or devices treated using our services, resulting in limited reimbursement. If, for any reason, the cost of using our products or services was not to be reimbursed by third party payers, our ability to sell our products and services would be materially adversely affected. In the international market, reimbursement by private third party medical insurance providers and governmental insurers and providers varies from country to country. In certain countries, our ability to achieve significant market penetration may depend upon the availability of third party governmental reimbursement.

PRODUCT LIABILITY CLAIMS COULD DAMAGE OUR REPUTATION AND HURT OUR FINANCIAL RESULTS.

     To date no product liability claims have been asserted against us; however, the testing, marketing and sale of implantable devices and materials entail an inherent risk that product liability claims will be asserted against us, if the use of our devices is alleged to have adverse effects on a patient, including exacerbation of a patient's condition, further injury, or death. A product liability claim or a product recall could have a material adverse effect on our business. Certain of our devices are designed to be used in treatments of diseases where there is a high risk of serious medical complications or death.

     Although we have obtained product liability insurance coverage, there can be no assurance that in the future we will be able to obtain such coverage on acceptable terms or that insurance will provide adequate coverage against any or all potential claims. Furthermore there can be no assurance that we will avoid significant product liability claims and the attendant adverse publicity. Any product liability claim or other claim with respect to underinsured liabilities could have a material adverse effect on our business.

IF OUR SUPPLIERS CANNOT PROVIDE THE COMPONENTS OR SERVICES WE REQUIRE, OUR ABILITY TO MANUFACTURE OUR PRODUCTS COULD BE HARMED.

     We rely on a limited number of suppliers to provide materials and services used to manufacture our products. If we cannot obtain adequate quantities of necessary materials and services from our suppliers, there can be no assurance that we would be able to access alternative sources of supply within a reasonable period of time or at commercially reasonable rates. Moreover, in order to maintain our relationship with major suppliers, we may be required to enter into preferred supplier agreements that will increase the cost of materials obtained from such suppliers, thereby also increasing the prices of our products. The limited sources, the unavailability of adequate quantities, the inability to develop alternative sources, a reduction or interruption in supply or a significant increase in the price of raw materials or services could have a material adverse effect on our business.

IF WE WERE TO LOSE THE SERVICES OF EITHER OUR PRESIDENT OR OUR CHIEF SCIENTIST, OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

     We are substantially dependent, for the foreseeable future, upon our Chairman of the Board, President and Chief Executive Officer, Dr. Anthony J. Armini and our Vice President and Chief Scientist, Dr. Stephen N. Bunker, both of whom currently devote their full time and efforts to management. We have entered into an employment agreement with each of these officers. If we were to lose the services of Dr. Armini or Dr. Bunker for any significant period of time, our business would be materially adversely affected. We maintain a key man life insurance policy of $1,000,000 insuring the life of Dr. Armini.

IF WE CANNOT ATTRACT AND RETAIN THE MANAGEMENT, SALES AND OTHER PERSONNEL WE NEED, WE WILL NOT BE SUCCESSFUL.

     There is intense competition for qualified personnel in the medical device field, and there can be no assurance that we will be able to continue to attract and retain qualified personnel necessary for the development of our business. The loss of the services of existing personnel as well as the failure to recruit additional qualified scientific, technical and managerial personnel in a timely manner would be detrimental to our anticipated growth and expansion into areas and activities requiring additional expertise such as marketing. The failure to attract and retain such personnel could adversely affect our business.

OUR QUARTERLY RESULTS MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

     We believe that our operating results may be subject to substantial quarterly fluctuations due to several factors, some of which are outside our control, including fluctuating market demand for, and declines in the average selling price of our products, the timing of significant orders from customers, delays in the introduction of new or improved products, delays in obtaining customer acceptance of new or changed products, the cost and availability of raw materials, and general economic conditions. We plan to further increase our expenditures to complete development and commercialization of our new products, to increase our manufacturing capacity, to ensure compliance with the Food and Drug Administration's Quality Systems Regulations and to broaden our sales and marketing capabilities. A substantial portion of our revenue in any quarter historically has been derived from orders booked in that quarter, and historically, backlog has not been a meaningful indicator of revenues for a particular period. Accordingly, our sales expectations currently are based almost entirely on our internal estimates of future demand and not from firm customer orders.

IF THIRD PARTY CREDIT IS UNAVAILABLE, OUR WORKING CAPITAL COULD BE RESTRICTED.

     Currently, we do not have third party credit available for working capital and we rely on cash generated from our operations and private equity financing, when available, for working capital purposes. Previously, we had a Line of Credit Facility with CardioTech International Inc. which was terminated on March 29, 2002 by mutual agreement. There were no borrowings under the line of credit from inception to termination. On October 7, 2002 we had a balance outstanding of approximately $192,000 in connection with a term loan with our previous lender, Citizens Bank. We paid off this balance on October 7, 2002 and have no further credit arrangements with Citizens Bank. We believe that traditional credit arrangements have not been available to us because of our history of losses. If this continues, we may not be able to finance our business and may have to curtail our activities. In this case, our potential for growth could be adversely affected.

                           FORWARD-LOOKING INFORMATION

     Some of the information in this prospectus, or incorporated by reference into this prospectus, contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise.

                                 USE OF PROCEEDS

     We received net proceeds of approximately $2,184,000 from the sale of 250,000 shares of Series A 7% cumulative convertible preferred stock, net of transactions costs consisting of a management fee of $200,000 and legal and due diligence fees of $36,000 paid to Laurus Capital Management, L.L.C. and a finders fee of $100,000 paid to Cliff Mastricola. Approximately $192,000 was used to repay the outstanding balance of the term loan with Citizens Bank, which had an interest rate of the bank's base lending rate + 1% and matured in September 2003. We may use approximately $1,000,000 to purchase ion implantation equipment to expand our semiconductor business and the remainder will be used for general working capital purposes. We may receive proceeds of up to $342,650 if Laurus Master Fund, Ltd. exercises the entire common stock purchase warrant issued to it, to purchase 55,000 shares of our common stock. Laurus Master Fund, Ltd., however, may perform a cashless exercise of the common stock purchase warrant which would result in us not receiving any cash proceeds. All of the shares of common stock offered by this prospectus are being offered by the selling stockholders. We will not receive any additional proceeds from the sale of shares by the selling stockholders. For information about the selling stockholders, see "Selling Stockholders."

     The costs associated with this offering, other than the transaction costs, are approximately $32,320.

                              SELLING STOCKHOLDERS

     Laurus Master Fund, Ltd., a selling stockholder, acquired the shares of our common stock being registered for resale by Laurus Master Fund, Ltd. by the registration statement, of which this prospectus is a part:

     - upon repayment, conversion or redemption of 250,000 shares of Series A 7% cumulative convertible preferred stock issued to Laurus Master Fund, Ltd. in connection with a private placement completed on October 7, 2002; and

     - upon exercise of a common stock purchase warrant having an exercise price of $6.23 per share to purchase 55,000 shares of our common stock issued to Laurus Master Fund, Ltd. in connection with the private placement transaction completed on October 7, 2002.

     Laurus Master Fund, Ltd. has informed us that Laurus Capital Management, L.L.C., a Delaware limited liability company, has voting and investment control over our securities.

     We have agreed to file a registration statement, of which this prospectus is a part, to register the shares of the selling stockholders described above in order to permit the selling stockholders to sell these shares from time to time in the public market or in privately-negotiated transactions.

     If the closing price of our common stock is less than $3.00 per share for five consecutive trading days, then we will be required to promptly amend or file an additional registration statement to register additional shares of our common stock.

     We will not receive any portion of the proceeds from the sale of shares of common stock by the selling stockholders.

     Based on the information supplied to us by each selling stockholder, the following table sets forth certain information regarding the approximate number of shares owned by each selling stockholder as of August 31, 2002, and as adjusted to reflect the sale by the selling stockholders of the shares of common stock offered by this prospectus.


                                      SELLING STOCKHOLDERS

                                                     SHARES                           SHARES
                                               BENEFICIALLY OWNED     NUMBER     BENEFICIALLY OWNED
                                              PRIOR TO OFFERING(1)   OF SHARES  AFTER OFFERING(1)(2)
                                              ---------------------  ---------  --------------------
NAME                                           NUMBER    PERCENT(3)   OFFERED    NUMBER   PERCENT(3)
------------------------------------------  -----------  ----------  ---------  --------  ----------
Laurus Master Fund, Ltd (4) .. . . . . . .  750,000 (5)      10.77%    750,000     0 (5)           *
     c/o Ironshore Corporate Services Ltd.
     P.O. Box 1234 G.T., Queensgate House
     South Church Street
     Grand Cayman, Cayman Islands

 ___________________________
*     Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and convertible securities held by that person that are currently exercisable, or become exercisable within 60 days of the date of this prospectus are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information as to each person has been furnished by such person.
(2) Assumes that all shares of common stock offered in this prospectus will be sold.
(3) Based on approximately 6,216,080 shares of common stock issued and outstanding as of August 31, 2002, plus, for each person, such number of shares of common stock subject to options and convertible securities held by such person that are currently exercisable, or become exercisable within 60 days of the date of this table.
(4) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, Laurus Capital Management, L.L.C., a Delaware limited liability company, may be deemed a control person of the shares owned by Laurus Master Fund, Ltd. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C.
(5) The shares of our common stock being offered on behalf of Laurus Master Fund, Ltd. consist of:
     - 695,000 shares of our common stock issuable upon the repayment, conversion or redemption of Series A 7% convertible cumulative preferred stock sold to Laurus Master Fund, Ltd. in a private placement transaction completed on October 7, 2002.
     - 55,000 shares of our common stock issuable upon exercise of a common stock purchase warrant having an exercise price of $6.23 per share issued to Laurus Master Fund, Ltd.
(6) Assumes Laurus Master Fund, Ltd. will offer and sell all of the shares registered by the registration statement of which this prospectus is a part.

     Laurus Master Fund, Ltd. has informed us that it has no immediate plans to sell shares of our common stock, but it will evaluate market conditions, and any decision as to whether to sell shares of our common stock, and how many shares Laurus Master Fund, Ltd. may sell, will be based on relevant facts, circumstances and market conditions existing at the time of the decision.

     The selling stockholders and we are not making any representation that any shares covered by the prospectus will or will not be offered for sale or resale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders named above.

MAXIMUM NUMBER OF SHARES ISSUABLE TO LAURUS MASTER FUND, LTD.

     The maximum number of shares of our common stock we may issue to Laurus Master Fund, Ltd. pursuant to our agreements with them is dependant in part on the market price of our common stock but (except in the case of bankruptcy) cannot exceed 1,237,623 shares of our common stock because under the terms of the Series A 7% cumulative convertible preferred stock the conversion price will not be less than $2.02. Under the terms of our stock purchase agreement with Laurus Master Fund, Ltd., the number of shares to be obtained by Laurus Master Fund, Ltd. upon conversion of the Series A 7% cumulative convertible preferred stock or exercise of the common stock purchase warrant cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by Laurus Master Fund, Ltd., would result in Laurus Master Fund, Ltd. owning more than 4.99% of our outstanding common stock at any given point in time.

PRIOR RELATIONSHIPS BETWEEN SELLING STOCKHOLDERS AND US

     We are not aware of any material relationship between us and Laurus Master Fund, Ltd. within the past three years other than as a result of the ownership of the stockholders' shares. We paid Laurus Capital Management, L.L.C. a management fee of $200,000 and legal and due diligence fees of $36,000 in connection with the close of the sale of the Series A 7% cumulative convertible preferred stock.

                              PLAN OF DISTRIBUTION

     The shares offered by this prospectus may be sold from time to time by selling stockholders, who consist of the persons named under "Selling Stockholders" above and those persons' successors, assigns, heirs, executors, and administrators. The selling stockholders may sell any or all of their shares of common stock on the American Stock Exchange, at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     - broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale; and

     -    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required pursuant to Rule 424(c) under the Securities Act of 1933, setting forth:

     -    the name of each of the participating broker-dealers;

     -    the number of shares involved;

     -    the price at which the shares were sold;

     - the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;

     - a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     -    any other facts material to the transaction.

     We are paying all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

                            DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $0.10 par value per share and 5,000,000 shares of preferred stock, $0.10 par value per share.

     COMMON STOCK

     Holders of common stock are entitled to one vote per share in all matters to be voted on by the shareholders. Subject to the preferences that may be applicable to any preferred stock then outstanding, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of common stock are entitled to share ratably in all assets remaining after payment of our liabilities and the liquidation preference, if any, of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities, and there are no redemption or sinking fund provisions with respect to such shares. The rights, preferences and privileges of holders of common stock are subject to, and may be materially adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. All outstanding shares of common stock are fully paid and non-assessable.

     PREFERRED STOCK

     On October 7, 2002, 250,000 shares of our preferred stock were designated as Series A 7% cumulative convertible preferred stock and as of October 7, 2002, 250,000 shares were issued and outstanding. Our Articles of Organization authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each of these series.

     SERIES A 7% CUMULATIVE CONVERTIBLE PREFERRED STOCK

     Following is a summary description of the principal terms of our Series A 7% cumulative convertible preferred stock. For a complete statement of all the terms of this preferred stock, please review the certificate of vote of directors establishing Series A 7% cumulative convertible preferred stock which we have filed as an exhibit to our annual report on form 10-KSB for the year ended June 30, 2002.

     Amortization.  We will repay $166,666 (6.66% of the purchase price of the
     -------------
Series A 7% cumulative convertible preferred stock) together with the dividends that accrued on that portion of the Series A 7% cumulative convertible preferred stock on the first business day of each calendar month commencing February 1, 2003. We may repay this amount in cash or in shares of our common stock, or a combination of both. If we pay in cash, we must pay 105% of the amount due. If we pay in shares of our common stock, our common stock will be valued at $5.19 per share. If the closing price of our common stock for any of the 11 trading days preceding the first business day of each calendar month was less than $5.70, and we have elected to pay all or a portion of the amount due in shares of our common stock, our common stock will be valued at the greater of 83% of the average of the three lowest closing prices during the 30 trading days preceding the date of repayment or $2.02. Each repayment in shares of our common stock will constitute a conversion of such amount.

     Conversion.  The Series A 7% cumulative convertible preferred stock is
     -----------
convertible at the option of the holder of Series A 7% cumulative convertible
preferred stock at any time after the date of issuance.    Each share of our
common stock will be valued at $5.19 per share. If there is an event of default and we have failed to cure it, redeem the Series A 7% cumulative convertible preferred stock for cash or receive a waiver from the holder of the Series A 7% cumulative convertible preferred stock then our common stock will be valued at the lower of $5.19 or 70% of the average of the three lowest closing prices for our common stock for the 30 trading days prior to, but not including, the date of conversion.

     Event of Default.  If any of the following events occurs and is not cured
     -----------------
within 30 days of written notice or waived in writing by the holder of Series A 7% cumulative convertible preferred stock, the dividend rate of 7% will become 15% and the holder of Series A 7% cumulative convertible preferred stock has the right to elect to have us redeem its shares of Series A 7% cumulative convertible preferred stock. This redemption requires the payment of the greater of 130% of the outstanding value of the Series A 7% cumulative convertible preferred stock, plus accrued and unpaid dividends, or the number of shares that would be issuable upon conversion of $10.00 per share and accrued dividends designated by the holder of Series A 7% cumulative convertible preferred stock at the conversion price in effect multiplied by the highest closing price for the five trading days immediately preceding such notice date.

     - We fail to make a payment and such failure continues for five business days after written notice to us.

     - We breach certain covenants, including certain financial covenants, of the purchase agreement in any material respect.

     - Any representation or warranty in the purchase agreement is false or misleading and has a material adverse effect on our business or financial condition.

     - We make an assignment for the benefit of creditors or apply for or consent to appointment of receiver or one is appointed.

     - Bankruptcy, insolvency, reorganization or liquidation proceedings are instituted by or against us.

     -    We are delisted from the American Stock Exchange.

     - There is an SEC stop trade order or we are suspended from trading on the American Stock Exchange for more than three consecutive trading days.

     - We fail to timely deliver common stock to the holder of Series A 7% cumulative convertible preferred stock for five business days after we receive a notice of conversion.

     - We fail to properly file a registration statement for the 750,000 shares of our common stock by November 12, 2002 and it is not declared effective by the SEC within 90 days of February 10, 2003 or thereafter ceases to be effective.

     The number of shares will be adjusted upon any stock split, stock dividend, subdivision or combination of shares. If we issue shares of our common stock below $5.19, then this conversion price will be readjusted.

     The holder of Series A 7% cumulative convertible preferred stock may not exercise any conversion rights if the number of shares of common stock to be received pursuant to such exercise aggregated with all other shares of common stock owned by the holder of Series A 7% cumulative convertible preferred stock would result in the holder of Series A 7% cumulative convertible preferred stock and its affiliates owning more than 4.99% of our common stock. However, if we elect to make the monthly repayment in shares of our common stock and this issuance would cause the holder of the Series A 7% cumulative convertible preferred stock to own more than 4.99% then the holder of the Series A 7% cumulative convertible preferred stock will sell that number of shares of common stock that it owns in order to permit us to make the repayment in shares of our common stock.

     Voting Rights.  The Series A 7% cumulative convertible preferred stock has
     -------------
no voting rights.

     Liquidation.  In the event of any voluntary or involuntary liquidation,
     -----------
dissolution or winding up of our affairs, before any distribution or payment may be made to the holders of our common stock, the holder of Series A 7% cumulative convertible preferred stock must be paid the greater of $10.00 per share and all accrued and unpaid dividends to and including the date of payment or the number of shares that would be issuable upon conversion of $10.00 and accrued dividends multiplied by the highest closing price for the five trading days immediately preceding the liquidation payment date. If, upon any winding up of our affairs, our assets available to pay the holder of Series A 7% cumulative convertible preferred stock is not sufficient to permit the payment in full of the amount due, then all our assets will be distributed to the holder of Series A 7% cumulative convertible preferred stock.

     Redemption.  We must redeem the shares of Series A 7% cumulative
     ----------
convertible preferred stock, including accrued but unpaid dividends, no later than April 7, 2004.

     MASSACHUSETTS LAW

     We have more than 200 stockholders, as a result of which we are subject to the provisions of Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly held Massachusetts corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either
(i) prior to that date, the board of directors approved either the business combination or the transaction in which the person became an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder or (iii) the business combination is approved by the board of directors and by the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) voting at a meeting. In general, an "interested stockholder" is a person who owns 5% (15% in the case of a person eligible to file a Schedule 13G under the Securities Act of 1933, as amended, with respect to the common stock) or more of the outstanding voting stock of the corporation or who is an affiliate or associate of the corporation and was the owner of 5% (15% in the case of a person eligible to file a Schedule 13G under the Securities Act with respect to the common stock) or more of the outstanding voting stock within the prior three years. A "business combination" includes mergers, consolidations, stock and asset sales, and other transactions with the interested stockholder resulting in a financial benefit (except proportionately as a stockholder of the corporation) to the interested stockholder. We may at any time amend our articles or by-laws to elect not to be governed by Chapter 110F by a vote of the holders of a majority of its voting stock. Such an amendment would not be effective for twelve months and would not apply to a business combination with any person who became an interested stockholder prior to the date of the amendment.

     Our by-laws provide that any holder of 10% or more of the outstanding shares of common stock may call a meeting of stockholders.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our common stock, you should read the registration statement and the exhibits filed with the registration statement. You may read and copy the registration statement at the Securities and Exchange Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying costs. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms.

     We file certain documents with the Securities and Exchange Commission electronically and these documents may be inspected and copied at the Securities and Exchange Commission's Web site at http://www.sec.gov. We are a reporting company under the Securities Exchange Act of 1934, and consequently, file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the Securities and Exchange Commission's public reference room at the address appearing above.

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it. Incorporation by reference means that we can disclose important information to you by referring you to the information we filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supercede this information.

     We incorporate by reference the documents listed below and any future information we file with the Securities and Exchange Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934.

     (a) Our annual report, filed with the Securities and Exchange Commission on Form 10-KSB, for the fiscal year ended June 30, 2002;

     (b) The description of our common stock contained in the registration statement on Form 8-A filed with the Securities and Exchange Commission on April 21, 1999 under section 12 of the Exchange Act, including all amendments and reports subsequently filed for the purpose of updating such description.

     You may request and receive, at no cost, copies of these filings by writing or telephoning us at the following address:

               David C. Volpe
               Implant Sciences Corporation
               107 Audubon Road #5
               Wakefield, MA 01880
               (781) 246-0700

                           DISCLOSURE OF SEC POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our amended and restated Articles of Organization and By-Laws provide that we may indemnify our directors and officers, to the fullest extent permitted under Massachusetts law, including in circumstances in which indemnification is otherwise discretionary under Massachusetts law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                                  LEGAL MATTERS

     Foley Hoag llp, of 155 Seaport Boulevard, Boston, Massachusetts 02210 will issue an opinion, for us, about the legality and validity of the shares. We know of no members of Foley Hoag who are beneficial owners of our common stock or preferred stock.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our financial statements included in our Annual report on form 10-KSB as of June 30, 2002 and for the two years then ended, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the sale of the shares being registered hereby:

                  SEC registration fee             $     320
                  Printing and engraving               1,000
                  Accountants' fees and expenses      10,000
                  Legal fees                          20,000
                  Miscellaneous                        1,000
                                                   ---------

                  Total                            $  32,320
                                                   =========

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our articles provide that none of our directors shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability
(i) for any breach of the director's duty of loyalty to us or our stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit.

     Our articles and by-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 67 of Chapter 156B of the Massachusetts General Laws, including circumstances in which indemnification is otherwise discretionary.

     A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (i) through (iv) above. These provisions may also shield directors from liability under federal and state securities laws.

ITEM 16.     EXHIBITS

EXHIBIT NO.    DESCRIPTION
         **4.1  Specimen certificate for the common stock of the Company
         **4.2  Specimen certificate for the Redeemable Warrants of the Company
        ***4.3  Specimen certificate for the Units of the Company
           4.4  Specimen Certificate of the Series A 7% Cumulative Convertible Preferred Stock
           5.1  Opinion of Foley Hoag LLP
        **10.1  Employment Agreement with Anthony J. Armini, dated September 26, 1998
        **10.2  Employment Agreement with Stephen N. Bunker, dated September 26, 1998
         *10.3  Employment Offer Letter to Darlene Deptula-Hicks, dated June 15, 1998
         *10.4  Employment Offer Letter to Alan Lucas, dated March 20, 1998
         *10.5  Amendment to Employment Offer Letter to Alan Lucas, dated September 24, 1998
         *10.6  Form of Employee Agreement on Ideas, Inventions, and Confidential Information used between
                1993 and 1995


                                       21

EXHIBIT NO.    DESCRIPTION

         *10.7  Form of Employee Agreement on Ideas, Inventions, and Confidential Information used in 1993
         *10.8  Form of Employee Agreement on Ideas, Inventions, and Confidential Information used between
                1997 and 1998
         *10.9  Loan Agreement between the Company and US Trust, dated May 1, 1996
        *10.10  100,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated May
                1, 1996
        *10.11  300,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated May
                1, 1996
        *10.12  Guaranty of Loan Agreement between the Company and US Trust, by Anthony J. Armini, dated
                May 1, 1996
        *10.13  Security Agreement between the Company and US Trust, dated May 1, 1996
        *10.14  Lessor's Subordination and Consent between the Company and Teacher's Insurance and Annuity
                Association of America, dated May 1, 1996
        *10.15  First Amendment to Loan Agreement between the Company and US Trust, dated July 24, 1997
        *10.16  300,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated July
                24, 1997
        *10.17  94,444.40 Commercial Promissory Note signed by the Company in favor of US Trust, dated
                August 12, 1997
        *10.18  Second Amendment to Loan Agreement between the Company and US Trust, dated January 16,
                1998
        *10.19  750,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated
                January 16, 1998
        *10.20  Promissory Note signed by Anthony J. Armini in favor of the Company, dated September 26,
                1998
        *10.21  Shareholders Agreement between NAR Holding Corporation and Anthony J. Armini, dated July
                15, 1987
        *10.22  Lease between the Company and Teachers Insurance and Annuity Association of America, dated
                September 29, 1995
        *10.23  First Amendment to Lease and Expansion Agreement between the Company and Teachers
                Insurance and Annuity Association of America, dated July 29, 1998
        *10.24  Standard Cooperative Research and Development Agreement between the Company and the
                Naval Research Laboratory, dated January 21, 1997
        *10.25  Cooperative Agreement between the Company and the United States of America US Army Tank-
                Automotive and Armaments Command Armament Research, Development and Engineering
                Center, dated September 30, 19971
        *10.26  Vendor Agreement Memorandum between the Company and Osteonics, dated February 2, 19981
        *10.27  Sample Purchase Order between the Company and MicroSpring Company, Inc., dated October
                24, 19961
        *10.28  Asset Purchase Agreement between the Company and Falex Corporation, dated November 17,
                19951
        *10.29  Settlement between the Company and Erik Akhund, dated July 1, 1998
        *10.30  1992 Stock Option Plan
        *10.31  Form of Stock Option Agreement under the 1992 Stock Option Plan
        *10.32  1998 Incentive and Nonqualified Stock Option Plan
       **10.33  Form of Incentive Stock Option under the 1998 Incentive and Nonqualified Stock Option Plan
       **10.34  Form of Nonqualified Stock Option under the 1998 Incentive and Nonqualified Stock Option
                Plan


                                       22

EXHIBIT NO.    DESCRIPTION

       **10.35  Form of Nonqualified Stock Option for Non-Employee Directors under the 1998 Incentive and
                Nonqualified Stock Option Plan
        *10.36  Form of Lock-Up Agreement
       **10.37  Agreement Appointing Transfer Agent and Registrar between the Company and American
                Securities and Transfer & Trust, Inc., dated October 19, 1998
       **10.38  Certification of Corporate Secretary dated October 19, 1998 concerning Agreement Appointing
                Transfer Agent and Registrar between the Company and American Securities Transfer & Trust,
                Inc.
       **10.39  Research and Development Agreement between the Company and Guidant Corporation, dated
                May 20, 1998
       **10.40  Letter Agreement between the Company and Guidant Corporation, dated September 29, 19981
      ***10.41  Form of Medical Advisory Board Agreement
      ***10.42  Form of Loan Agreement, dated January 7, 1999, between the Company and the following employees in the following amounts: Donald J. Dench ($12,500), Diane J. Ryan ($12,500), Mark
                and Kathleen Gadarowski ($12,500), Gregory Huntington, Sr. ($12,500), Leonard DeMild
                ($25,000), Michael Nelson ($12,500), Richard Sahagian ($12,500), Darryl Huntington ($12,500),
                Dennis Gadarowski ($12,500) and David Santos ($12,500)
      ***10.43  Terms and Conditions from Sample Purchase Order between the Company and Biomet,
                Incorporated
     ****10.44  Unit and Warrant Agreement between the Company and American Securities Transfer & Trust,
                Inc., dated April 9, 1999
        *10.45  Agreement between the Company and U.S. Army Space and Missile Defense Command, dated
                May 27, 1999
    *****10.46  Second Amendment to Lease and Extension Agreement
    *****10.47  Sublease Agreement
    *****10.48  Consent to Sublease Agreement
   ******10.52  Distribution Agreement, dated January 26, 2000, by and between Implant Sciences Corporation and MedTec Iowa, Inc.1
   ******10.53  Stock Purchase Agreement, dated March 2, 2000, by and between Implant Sciences Corporation and MedTec Iowa, Inc.
   ******10.54  Research and Development Agreement, dated March 13, 2000, by and between Implant Sciences
                Corporation and Cardiotech International
   ******10.55  Amendment to Distributorship Agreement between Med-Tec Iowa, Inc., and Implant Sciences
                Corporation dated 26 January 2000
  *******10.56  Line of Credit Letter Agreement, dated October 10, 2001, by and between Implant Sciences
                Corporation and Cardiotech International Inc.
  *******10.57  500,000 Line of Credit Term Grid Note, dated October 10, 2001, by and between Implant
                Sciences Corporation and Cardiotech International Inc.
  *******10.58  Security Agreement, dated October 10, 2001, by and between Implant Sciences Corporation and
                Cardiotech International Inc.
  *******10.59  Guaranty of Line of Credit between Implant Sciences Corporation and Cardiotech International
                Inc. by Anthony J. Armini, dated October 10, 2001.
  *******10.60  Subordination and Intercreditor Agreement by and between Cardiotech International Inc. and
                Anthony J. Armini,, Mark Gadarowski, Dennis Gadarowski, Richard Sahagian, and Daryl Huntington,
                dated October 10, 2001.
  *******10.61  Consent of Citizens Bank to Line of Credit Agreement by and between Implant Sciences
                Corporation and Cardiotech International, Inc., dated October 10, 2001
  *******10.62  Modification Agreement by and between Implant Sciences Corporation and Citizens Bank of
                Massachusetts, dated October 11, 2001.
  *******10.63  Deposit Pledge Agreement by and between Implant Sciences Corporation and Citizens Bank of
                Massachusetts, dated October 11, 2001.


                                       23

EXHIBIT NO.    DESCRIPTION

  *******10.64  Deposit Pledge Agreement by and between Stephen Bunker and Citizens Bank of Massachusetts, dated October 11, 2001.
  *******10.65  Limited Guaranty of Commercial Promissory Note between Implant Sciences Corporation and
                Citizens Bank of Massachusetts by Stephen Bunker, dated October 11, 2001.
  *******10.66  Deposit Account Control Agreement by and between Implant Sciences Corporation and Citizens
                Bank of Massachusetts, dated October 11, 2001.
  *******10.67  Deposit Account Control Agreement by and between Stephen Bunker and Citizens Bank of
                Massachusetts, dated October 11, 2001.
 ********10.68  Letter Agreement between Implant Sciences Corporation and Darlene Deptula-Hicks dated May
                1, 2001
*********10.69  Securities Purchase Agreement between Implant Sciences Corporation and Laurus Master Fund,
                Ltd. dated October 7, 2002.
*********10.70  Security Agreement between Implant Sciences Corporation and Laurus Master Fund, Ltd. dated
                October 7, 2002.
*********10.71  Common Stock Purchase Warrant for 55,000 shares issued to Laurus Master Fund, Ltd. dated
                October 7, 2002.
         *21.1  Subsidiaries of the Company
          23.1  Consent of Independent Auditors
          24.1  Power of Attorney (included in signature page)
________________

             *  Previously filed in the Registration Statement on Form SB-2 (Registration No. 333-64499) filed on
                September 29, 1998, and is incorporated herein by reference.
            **  Previously filed in Amendment No. 1 to the Registration Statement, filed on December 21, 1998, and is incorporated herein by reference.
           ***  Previously filed in Amendment No. 2 to the Registration Statement, filed on February 11, 1999, and is incorporated herein by reference.
          ****  Previously filed in Amendment No. 3 to the Registration Statement, filed on April 30, 1999, and is incorporated herein by reference.
         *****  Previously filed in Quarterly Report on Form 10-QSB for the quarter ended December 31, 1999, filed on February 14, 2000, and is incorporated herein by reference.
        ******  Previously filed in Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on
                May 11, 2001, and is incorporated herein by reference.
       *******  Previously filed in an Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001, filed on
                October 15, 2001, and is incorporated herein by reference.
      ********  Previously filed in Amendment No. 1 to the Annual Report on Form 10-KSB for the fiscal year ended
                June 30, 2001, filed on February 8, 2002, and is incorporated herein by reference.
     *********  Previously filed in an Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, filed on
                October 15, 2002, and is incorporated herein by reference.
             1  Filed under application for confidential treatment.


ITEM 17.     UNDERTAKINGS

     (a)  The registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to.

          (i) Include any additional information or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wakefield, Massachusetts, on November 12, 2002.

                                     IMPLANT SCIENCES CORPORATION


                                      By: /s/ Anthony Armini
                                          ------------------
                                          Anthony Armini, President and Chief
                                          Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Implant Sciences Corporation, hereby severally constitute and appoint Anthony Armini our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the Registration Statement on Form S-3 filed herewith, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Implant Sciences Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any and all amendments to said Registration Statement or to any subsequent Registration Statement for the same offering that may be filed under said Rule 462(b).

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 2002.


SIGNATURE                 TITLE                                DATE
---------                 -----                                ----

/s/ Anthony Armini        President, Chief Executive Officer   November 12, 2002
---------------------     (Principal Executive Officer)
Anthony Armini            and Director


/s/ David C. Volpe        Acting Chief Financial Officer       November 12, 2002
---------------------
David C. Volpe


/s/ Stephen N. Bunker     Secretary/Director                   November 12, 2002
---------------------
Stephen N. Bunker

/s/ Pasquale Ruggieri     Director                             November 12, 2002

---------------------
Pasquale Ruggieri

/s/ Michael Szycher       Director                             November 12, 2002
---------------------
Michael Szycher

                                            EXHIBIT INDEX

 EXHIBIT NO.    DESCRIPTION
         **4.1  Specimen certificate for the common stock of the Company
         **4.2  Specimen certificate for the Redeemable Warrants of the Company
        ***4.3  Specimen certificate for the Units of the Company
           4.4  Specimen Certificate of the Series A 7% Cumulative Convertible Preferred Stock
           5.1  Opinion of Foley Hoag LLP
        **10.1  Employment Agreement with Anthony J. Armini, dated September 26, 1998
        **10.2  Employment Agreement with Stephen N. Bunker, dated September 26, 1998
         *10.3  Employment Offer Letter to Darlene Deptula-Hicks, dated June 15, 1998
         *10.4  Employment Offer Letter to Alan Lucas, dated March 20, 1998
         *10.5  Amendment to Employment Offer Letter to Alan Lucas, dated September 24, 1998
         *10.6  Form of Employee Agreement on Ideas, Inventions, and Confidential Information used between
                1993 and 1995
         *10.7  Form of Employee Agreement on Ideas, Inventions, and Confidential Information used in 1993
         *10.8  Form of Employee Agreement on Ideas, Inventions, and Confidential Information used between
                1997 and 1998
         *10.9  Loan Agreement between the Company and US Trust, dated May 1, 1996
        *10.10  100,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated May
                1, 1996
        *10.11  300,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated May
                1, 1996
        *10.12  Guaranty of Loan Agreement between the Company and US Trust, by Anthony J. Armini, dated
                May 1, 1996
        *10.13  Security Agreement between the Company and US Trust, dated May 1, 1996
        *10.14  Lessor's Subordination and Consent between the Company and Teacher's Insurance and Annuity
                Association of America, dated May 1, 1996
        *10.15  First Amendment to Loan Agreement between the Company and US Trust, dated July 24, 1997
        *10.16  300,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated July
                24, 1997
        *10.17  94,444.40 Commercial Promissory Note signed by the Company in favor of US Trust, dated
                August 12, 1997
        *10.18  Second Amendment to Loan Agreement between the Company and US Trust, dated January 16,
                1998
        *10.19  750,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated
                January 16, 1998
        *10.20  Promissory Note signed by Anthony J. Armini in favor of the Company, dated September 26,
                1998
        *10.21  Shareholders Agreement between NAR Holding Corporation and Anthony J. Armini, dated July
                15, 1987
        *10.22  Lease between the Company and Teachers Insurance and Annuity Association of America, dated
                September 29, 1995
        *10.23  First Amendment to Lease and Expansion Agreement between the Company and Teachers
                Insurance and Annuity Association of America, dated July 29, 1998
        *10.24  Standard Cooperative Research and Development Agreement between the Company and the
                Naval Research Laboratory, dated January 21, 1997
        *10.25  Cooperative Agreement between the Company and the United States of America US Army Tank-
                Automotive and Armaments Command Armament Research, Development and Engineering
                Center, dated September 30, 19971
        *10.26  Vendor Agreement Memorandum between the Company and Osteonics, dated February 2, 19981
        *10.27  Sample Purchase Order between the Company and MicroSpring Company, Inc., dated October
                24, 19961


                                       27

 EXHIBIT NO.    DESCRIPTION

       *10.28  Asset Purchase Agreement between the Company and Falex Corporation, dated November 17,
                19951
        *10.29  Settlement between the Company and Erik Akhund, dated July 1, 1998
        *10.30  1992 Stock Option Plan
        *10.31  Form of Stock Option Agreement under the 1992 Stock Option Plan
        *10.32  1998 Incentive and Nonqualified Stock Option Plan
       **10.33  Form of Incentive Stock Option under the 1998 Incentive and Nonqualified Stock Option Plan
       **10.34  Form of Nonqualified Stock Option under the 1998 Incentive and Nonqualified Stock Option
                Plan
       **10.35  Form of Nonqualified Stock Option for Non-Employee Directors under the 1998 Incentive and
                Nonqualified Stock Option Plan
        *10.36  Form of Lock-Up Agreement
       **10.37  Agreement Appointing Transfer Agent and Registrar between the Company and American
                Securities and Transfer & Trust, Inc., dated October 19, 1998
       **10.38  Certification of Corporate Secretary dated October 19, 1998 concerning Agreement Appointing
                Transfer Agent and Registrar between the Company and American Securities Transfer & Trust,
                Inc.
       **10.39  Research and Development Agreement between the Company and Guidant Corporation, dated
                May 20, 1998
       **10.40  Letter Agreement between the Company and Guidant Corporation, dated September 29, 19981
      ***10.41  Form of Medical Advisory Board Agreement
      ***10.42  Form of Loan Agreement, dated January 7, 1999, between the Company and the following employees in the following amounts: Donald J. Dench ($12,500), Diane J. Ryan ($12,500), Mark
                and Kathleen Gadarowski ($12,500), Gregory Huntington, Sr. ($12,500), Leonard DeMild
                ($25,000), Michael Nelson ($12,500), Richard Sahagian ($12,500), Darryl Huntington ($12,500),
                Dennis Gadarowski ($12,500) and David Santos ($12,500)
      ***10.43  Terms and Conditions from Sample Purchase Order between the Company and Biomet,
                Incorporated
     ****10.44  Unit and Warrant Agreement between the Company and American Securities Transfer & Trust,
                Inc., dated April 9, 1999
        *10.45  Agreement between the Company and U.S. Army Space and Missile Defense Command, dated
                May 27, 1999
    *****10.46  Second Amendment to Lease and Extension Agreement
    *****10.47  Sublease Agreement
    *****10.48  Consent to Sublease Agreement
   ******10.52  Distribution Agreement, dated January 26, 2000, by and between Implant Sciences Corporation and MedTec Iowa, Inc.1
   ******10.53  Stock Purchase Agreement, dated March 2, 2000, by and between Implant Sciences Corporation and MedTec Iowa, Inc.
   ******10.54  Research and Development Agreement, dated March 13, 2000, by and between Implant Sciences
                Corporation and Cardiotech International
   ******10.55  Amendment to Distributorship Agreement between Med-Tec Iowa, Inc., and Implant Sciences
                Corporation dated 26 January 2000
  *******10.56  Line of Credit Letter Agreement, dated October 10, 2001, by and between Implant Sciences
                Corporation and Cardiotech International Inc.
  *******10.57  500,000 Line of Credit Term Grid Note, dated October 10, 2001, by and between Implant
                Sciences Corporation and Cardiotech International Inc.
  *******10.58  Security Agreement, dated October 10, 2001, by and between Implant Sciences Corporation and
                Cardiotech International Inc.
  *******10.59  Guaranty of Line of Credit between Implant Sciences Corporation and Cardiotech International
                Inc. by Anthony J. Armini, dated October 10, 2001.
  *******10.60  Subordination and Intercreditor Agreement by and between Cardiotech International Inc. and
                Anthony J. Armini,, Mark Gadarowski, Dennis Gadarowski, Richard Sahagian, and Daryl Huntington,
                dated October 10, 2001.


                                       28

 EXHIBIT NO.    DESCRIPTION

  *******10.61  Consent of Citizens Bank to Line of Credit Agreement by and between Implant Sciences
                Corporation and Cardiotech International, Inc., dated October 10, 2001
  *******10.62  Modification Agreement by and between Implant Sciences Corporation and Citizens Bank of
                Massachusetts, dated October 11, 2001.
  *******10.63  Deposit Pledge Agreement by and between Implant Sciences Corporation and Citizens Bank of
                Massachusetts, dated October 11, 2001.
  *******10.64  Deposit Pledge Agreement by and between Stephen Bunker and Citizens Bank of Massachusetts, dated October 11, 2001.
  *******10.65  Limited Guaranty of Commercial Promissory Note between Implant Sciences Corporation and
                Citizens Bank of Massachusetts by Stephen Bunker, dated October 11, 2001.
  *******10.66  Deposit Account Control Agreement by and between Implant Sciences Corporation and Citizens
                Bank of Massachusetts, dated October 11, 2001.
  *******10.67  Deposit Account Control Agreement by and between Stephen Bunker and Citizens Bank of
                Massachusetts, dated October 11, 2001.
 ********10.68  Letter Agreement between Implant Sciences Corporation and Darlene Deptula-Hicks dated May
                1, 2001
*********10.69  Securities Purchase Agreement between Implant Sciences Corporation and Laurus Master Fund,
                Ltd. dated October 7, 2002.
*********10.70  Security Agreement between Implant Sciences Corporation and Laurus Master Fund, Ltd. dated
                October 7, 2002.
*********10.71  Common Stock Purchase Warrant for 55,000 shares issued to Laurus Master Fund, Ltd. dated
                October 7, 2002.
         *21.1  Subsidiaries of the Company
          23.1  Consent of Independent Auditors
          24.1  Power of Attorney (included in signature page)
__________________

             *  Previously filed in the Registration Statement on Form SB-2 (Registration No. 333-64499) filed on
                September 29, 1998, and is incorporated herein by reference.
            **  Previously filed in Amendment No. 1 to the Registration Statement, filed on December 21, 1998, and is incorporated herein by reference.
           ***  Previously filed in Amendment No. 2 to the Registration Statement, filed on February 11, 1999, and is incorporated herein by reference.
          ****  Previously filed in Amendment No. 3 to the Registration Statement, filed on April 30, 1999, and is incorporated herein by reference.
         *****  Previously filed in Quarterly Report on Form 10-QSB for the quarter ended December 31, 1999, filed on February 14, 2000, and is incorporated herein by reference.
        ******  Previously filed in Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on
                May 11, 2001, and is incorporated herein by reference.
       *******  Previously filed in an Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001, filed on
                October 15, 2001, and is incorporated herein by reference.
      ********  Previously filed in Amendment No. 1 to the Annual Report on Form 10-KSB for the fiscal year ended
                June 30, 2001, filed on February 8, 2002, and is incorporated herein by reference.
     *********  Previously filed in an Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, filed on
                October 15, 2002, and is incorporated herein by reference.
             1  Filed under application for confidential treatment.